Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

WAVE Life Sciences Pte. Ltd.:

We consent to the use of our report included herein and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

Cambridge, Massachusetts

October 23, 2015